Exhibit 99.1

1st Detect Awarded a Homeland Security Research and Development Contract to Expand the TRACER 1000TM Explosive Threat Detection

AUSTIN, Texas, September 30, 2024 (GLOBE NEWSWIRE) --  Astrotech Corporation (NASDAQ: ASTC) ("Astrotech" or the "Company") and its wholly-owned subsidiary, 1st Detect Corporation, announced that the Company has been awarded research and development (“R&D”) contract 70RSAT24CB0000015 (“Contract”) with the U.S. Department of Homeland Security (“DHS”) to research, develop and mature the TRACER 1000 for DHS next generation explosives trace detection (“ETD”).

The Contract is in support of the objectives stated in the DHS Long Range Broad Agency Announcement No. 18-01 (the “Announcement”). According to the Announcement, the purpose of this technical research is to develop new and improved ETD capabilities to address the increasing number of threats and tactics used to evade detection.

The research project is broken into two phases that each span 15 months. The contract has a total potential value of $1,290,650 for the entire 30-month duration of the project. The first phase is valued at $581,639. Phase 2, which is optional and contingent upon the successful completion of phase 1, is valued at $709,011. The exercise of Phase 2 depends on completion of specific deliverables.

Tom Pickens, CEO and CTO of Astrotech, said: “The Tracer 1000TM has been thoroughly evaluated by DHS and based on its capability, the Company has been awarded this important R&D project. We are pleased to receive this award and look forward to working with DHS in the development of the next generation explosive detectors. This new generation of ETDs will aid the effort of continuing to secure the safety of the world’s passengers, airports and airways.”

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.comwww.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the Middle East and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Jaime Hinojosa

Chief Financial Officer

Astrotech Corporation

(512) 485-9530

https://www.astrotechcorp.com/